CERTIFICATE OF FORMATION
                                       OF
                        IVY MULTI-MANAGER HEDGE FUND LLC

                                                               Exhibit 99.(a)(i)


                  FIRST: The name of the limited liability company is Ivy Multi-Manager Hedge Fund LLC.

                  SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Formation this 25 day of September, 2002.



                                             IVY MULTI-MANAGER HEDGE FUND LLC




                                             By:  /S/ TIMOTHY SPERRY
                                                  -----------------------------
                                                  Name:     Timothy D. Sperry
                                                  Title:    Authorized Person